UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue, Suite 105
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark weather the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On November 8, 2017, the Board of Trustees (the “Board”) of InnSuites Hospitality Trust (the “Trust”) determined that the Trust’s 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) will be held on January 29, 2018 at the Trust’s corporate offices located at 1730 E. Northern Avenue, Suite # 122, Phoenix, Arizona 85020, at 1 p.m., local time. The record date for determining shareholders entitled to notice of, and to vote at, the 2017 Annual Meeting was set as December 13, 2017.

Important Information

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with the 2017 Annual Meeting. The Trust will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2017 Annual Meeting. The proxy statement, any other relevant documents and other material filed with the SEC concerning the Trust will be, when filed, available free of charge at www.sec.gov and on our website at www.innsuitestrust.com. Copies may also be obtained, free of charge, by contacting InnSuites Hospitality Trust at (602) 944-1500. Shareholders are urged to read the proxy statement and any other relevant documents filed when they become available before making any voting decision because they will contain important information.

Participants in Solicitation

The Trust, its trustees and executive officers and employees may be deemed to be participants in such solicitation. Information about the Trust’s trustees and executive officers and their ownership of the Trust’s securities is available in the Trust’s Form 10-K filed with the SEC on May 1, 2017, and in subsequent SEC filings on Form 8-K and Forms 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: November 14, 2017